UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)

On February 21, 2018, TreeHouse Foods, Inc. (the “Company”) announced the appointment of Matthew E. Rubel to its Board of Directors (the “Board”).

Mr. Rubel is joining the Board to complete the remainder of the term of Board member Terdema L. Ussery who tendered his resignation to the Board on February 21, 2018, effective immediately. Prior to his resignation, Mr. Ussery served as Chairman of the Nominating and Corporate Governance Committee and as a member of the Board’s Compensation Committee. Effective immediately, George V. Bayly will replace Mr. Ussery as Chairman of the Nominating and Corporate Governance Committee and Linda K. Massman will take Mr. Ussery’s place on the Board’s Compensation Committee.

Mr. Rubel, 59, most recently served as the Chief Executive Officer of Varsity Brands. He currently serves as Executive Chairman of the Board at KidKraft, Inc. and as the Lead Independent Director of The Joint Corporation. He is also an Independent Director at Hudson’s Bay Company. In addition, Mr. Rubel serves on the Board of HSNi, the holding company of HSN and Cornerstone Brands. In 2010, Mr. Rubel became a Presidential Appointee to the House Advisory Council on Trade Policy Negotiation.

Starting in 2015, Mr. Rubel served as a Senior Advisor at Roark Capital Group. From 2011 to 2015, he served as a Senior Advisor to both TPG Capital, L.P. and TPG Growth. Prior to his advisor roles, Mr. Rubel served as Chief Executive Officer and President of Collective Brands, Inc. from 2005 to 2011, including his time as Chairman, Chief Executive Officer, and President of Payless Inc. which saw the acquisition of brands including Sperry Topsider, Saucony, Stride Rite and Keds. From February 1999 to July 2005, he served as the Chairman, Chief Executive Officer and President of Cole Haan. Prior to joining Cole Haan, Mr. Rubel served as an Executive Vice President of J. Crew Group and Chief Executive Officer of Popular Club Plan from 1994 to 1999. Mr. Rubel has been a director of numerous multi-national retail companies and consumer brands, including Supervalue (2010 – 2016).

There are no arrangements or understandings between Mr. Rubel with respect to his appointment as a director. Mr. Rubel has no interest requiring disclosure under Item 404(a) or Regulation S-K. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Rubel or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated February 21, 2018, announcing the appointment of a new member to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 22, 2018	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant